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     Investment Restructuring Agreement (the "Agreement") dated as of August 12,
1998 by and between VCS Technologies, Inc., a Delaware corporation (the "Company"), and Chaim Sieger, an individual residing at 27-37 27th Street, Astoria, NY 11102 ("Sieger"). The Company and Sieger may be referred to herein collectively as the "Parties" or individually as a "Party."

     WHEREAS the Parties have agreed to restructure Sieger's existing investment in the Company for the purpose of facilitating a possible initial public offering of securities (the "IPO") currently proposed to be conducted by the Company during 1998,

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Parties hereby agree as follows:

1 Acknowledgments. The Parties acknowledge that the provisions of this Section 1 accurately and completely list and describe all of the Company's securities owned by Sieger (together with all of the additional rights and privileges pertaining thereto) and all of the indebtedness owed to Sieger by the Company (except for loans in the aggregate principal amount of $50,000 made to the Company by Sieger on or after August 14, 1997). The Parties further acknowledge that all references herein to the Company's common stock (the "Common Stock") are effective as of the date of this Agreement. Upon the effective date (if any) of an anticipated reverse stock split of the outstanding Common Stock to be effected following the date of this Agreement, all references to the Common Stock contained herein shall be deemed adjusted in accordance with such reverse stock split. Accordingly, the Parties acknowledge the following:

     1.1 Common Stock. Sieger owns 166,700 fully paid and non-assessable shares of Common Stock.

     1.2 Warrants to Purchase Common Stock. Sieger owns of record warrants (the "Warrants") to purchase an aggregate of 157,967 shares of Common Stock at an exercise price of $3.00 per share.

     1.3 Convertible Debenture. Sieger holds a convertible debenture issued by the Company on June 1, 1997 in the principal amount of $600,000 (the "Convertible Debenture"). Since its date of issuance, the Convertible Debenture has accrued, and continues to accrue, simple interest at the rate of 14% per annum. The principal amount of the Convertible Debenture is convertible at any time into an aggregate of 171,429 shares of Common Stock at a conversion ratio of $3.50 per share.

     1.4 Existing Registration Rights. Sieger holds certain registration rights (the "Existing Registration Rights") granted to him by the Company with respect to (i) the outstanding Common Stock currently owned by Sieger, and (ii) the Common Stock underlying and issuable upon the exercise of the Warrants and/or the conversion of the Convertible Debenture.

     1.5 Interest Indebtedness. The Company is obligated to pay to Sieger certain accrued and unpaid interest (the "Interest Indebtedness"). The Interest Indebtedness consists entirely of (i) the aggregate amount of $11,025, which is the total amount of unpaid interest accrued on all loans made by Sieger to the Company through July 14, 1997; and (ii) all unpaid interest accrued on the Convertible Debenture from June 1, 1997 through the date 30 days prior to the First Payment Date (as defined in Section 2 below). The Parties acknowledge that no interest has accrued or will accrue on any portion of the Interest Indebtedness.

2    Certain Definitions.

     2.1 "IPO Closing" means the receipt by Company of all of the net proceeds resulting from the IPO.

     2.2 "First Payment Date" means (i) if the IPO Closing occurs on or prior to November 30, 1998, then the first business day of the second full calendar month following the IPO Closing; or (ii) if the IPO Closing does not occur on or prior to November 30, 1998, then January 15, 1999.

3 Restructuring of Sieger's Investment in the Company. Sieger hereby agrees as follows:

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     3.1 Cancellation of the Convertible Debenture. As a result of the issuance of the Term Note as provided in Section 4.1 below, the Convertible Debenture is hereby canceled, null and void, and of no further effect.

     3.2 Cancellation of the Warrants. The Warrants are hereby canceled, null and void, and of no further effect.

     3.3 Termination of the Existing Registration Rights. The Existing Registration Rights are hereby terminated, null and void, and of no further effect.

4 Consideration. In consideration for the restructuring of Sieger's investment in the Company as provided in Section 3 above, the Company hereby agrees as follows:

     4.1 Issuance of Term Note. Simultaneously with the signing of this Agreement the Company shall deliver to Sieger a fixed-term promissory note in the principal amount of $600,000 in the form attached hereto as Exhibit A (the "Term Note"). Commencing on the date 30 days prior to the First Payment Date, simple interest shall accrue on the unpaid principal amount of the Term Note at the rate of 14% per annum (computed on the basis of a 360-day year of 12 30-day months). The entire principal amount and accrued interest of the Term Note shall be paid to Sieger in 60 equal monthly payments, the first payment due on the First Payment Date.

     4.2 Issuance of Common Stock. The Company agrees to issue to Sieger 157,967 fully paid and non-assessable shares of Common Stock (the "New Shares") upon the signing of this Agreement. The Company will deliver to Sieger a certificate evidencing the New Shares as soon as practicable following the date of this Agreement.

     4.3 Grant of Registration Rights. The Company hereby grants to Sieger the following registration rights: if at any time following the IPO the Company registers under the Securities Act of 1933, as amended (the "Securities Act"), any of the Common Stock owned by William Wheaton III ("Wheaton"), the Company will include in such registration statement an amount of Sieger's Common Stock equal in proportion to Sieger's total ownership of Common Stock as the amount of Wheaton's registered Common Stock bears to Wheaton's total ownership of Common Stock. The Company shall bear all of the expenses incurred in connection with the such registration, except any commissions which may be due to any person for the sale of Sieger's Common Stock shall be paid directly by Sieger.

5 Payment of the Interest Indebtedness. The Parties agree that the Company shall pay the Interest Indebtedness to Sieger as follows: (i) if the IPO Closing occurs on or prior to November 30, 1998, then in a single lump sum cash payment made on the last business day of the calendar month in which the IPO Closing occurs; or (ii) if the IPO Closing does not occur on or prior to November 30, 1998, then in 12 equal monthly payments, the first payment due on January 15, 1999. No interest will accrue on the Interest Indebtedness.

6 Representations and Warranties of the Company. The Company represents and warrants to Sieger as follows:

     6.1 The Company is duly organized, validly existing and in good standing under the laws of the state of Delaware with full power and authority to operate its business as currently conducted.

     6.2 The authorized capital stock of the Company consists of 9,990,000 shares of Common Stock and 10,000 shares of Preferred Stock. Each outstanding share of Common Stock is duly authorized, validly issued, fully paid and non-assessable, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. No shares of Preferred Stock are currently outstanding.

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     6.3 The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized by the Company and, when executed and delivered by the Company will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     6.4 No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority, or any court or any other tribunal, is required by the Company for the execution, delivery or performance by the Company under this Agreement (except for such filings as may be required under federal and state securities laws).

     6.5 The New Shares issued to Sieger pursuant to Section 4.2 above have been duly reserved for such issuance. Such shares are duly authorized and validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive or other rights of stockholders or other parties.

7 Representations and Warranties of Sieger. Sieger hereby represents and warrants to the Company as follows:

     7.1 Sieger is a bona fide resident of the state set forth in Section 10.3 of this Agreement and is legally competent to execute this Agreement.

     7.2 Sieger has received, read carefully and is familiar with this Agreement. Respecting the Company, Sieger is familiar with the Company's business and financial condition and any other matters relating to the transactions contemplated hereby; Sieger has received all materials which have been requested by him, has had a reasonable opportunity to ask questions of the Company and its representatives, and the Company has answered all inquiries that Sieger has put to it. Sieger has taken all the steps necessary to evaluate the merits and risks of the refinancing transactions contemplated hereby.

     7.3 Sieger has been advised by the Company to consider retaining legal counsel in connection with the preparation and the execution of this Agreement.

     7.4 Sieger represents that he is an "accredited investor" as such term is defined in Rule 501 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     7.5 Sieger has such knowledge and experience in finance, securities, investments and other business matters so as to be able to evaluate the merits and risks of his investment in the Company.

     7.6 Sieger has adequate means of providing for his current and foreseeable future needs and has no need for liquidity of his investment in the Company. Sieger recognizes and is fully cognizant of the fact that his investment in the Company involves a high degree of risk, and Sieger represents that he can afford to bear such risk, including, without limitation, the risk of losing the entire investment.

     7.7 Sieger has been advised by the Company that (i) neither the New Shares nor the Term Note have been registered under the Securities Act, and that the New Shares and the Term Note will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and under similar exemptions under applicable state securities laws; (ii) neither the New Shares nor the Term Note has been registered or qualified with any federal or state agency or self-regulatory organization, and (iii) the Company's reliance on exemptions from federal and state registration or qualification requirements is based in part upon the representations made by Sieger contained in this Agreement.

     7.8 Sieger has been advised by the Company of, and/or he is otherwise familiar with, the nature of the limitations on the transfer of the New Shares and the Term Note imposed by the Securities Act and the rules and regulations promulgated thereunder. In particular, Sieger agrees that no sale,

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assignment or transfer of any of the New Shares or the Term Note shall be valid or effective (and agrees to not so sell, assign or transfer any of the New Shares or the Term Note), and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless the sale, assignment or transfer is (i) registered under the Securities Act, it being understood that neither the New Shares nor the Term Note are currently registered for sale; or
(ii) made in accordance with all the requirements and limitations of Rule 144 under the Securities Act. Sieger acknowledges that the New Shares and the Term Note shall be subject to a stop transfer order and that the certificate or certificates evidencing the New Shares and the Term Note shall bear the following legend (and such other legends as may be required by state blue sky laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (1) A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (2) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW.

     7.9 Sieger is acquiring the New Shares and the Term Note for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein. Sieger has no present intention of distributing or selling to others any of such interest or granting any participation therein.

     7.10 It never has been represented, guaranteed or warranted by any of the Company, the Company's officers, directors, stockholders, employees or agents, or any other person, whether expressly or by implication, that (i) the Company or Sieger will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company's activities or Sieger's investment; or (ii) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the Company's activities or the ownership of the New Shares or the Term Note.

     7.11 Sieger is not acquiring the New Shares or the Term Note as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a share exchange by a person other than a representative of the Company with whom Sieger had a pre-existing relationship.

     7.12 Sieger is not relying on the Company with respect to the tax and other economic considerations of an investment.

8    Indemnification.

     8.1 Survival of Representations and Warranties. The representations and warranties contained herein shall survive the execution and delivery of this Agreement and shall continue forever thereafter.

     8.2 Indemnification for the Benefit of the Company. Sieger acknowledges that he understands the meaning and legal consequences of the representations and warranties contained in Section 7 hereof, and agrees to indemnify and hold harmless the Company and each of the Company's officers, directors, employees and agents of from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

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     8.3 Indemnification for the Benefit of Sieger. The Company acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in Section 6 hereof, and agrees to indemnify and hold harmless Sieger from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

9    Company's Right of First Purchase.

     9.1 Company's Right of First Purchase. For such time until the IPO Closing, any shares of Common Stock held by Sieger (including, but not limited to, the New Shares) will be subject to the Company's right of first purchase. By virtue of that right, (a) such shares of Common Stock may not be transferred during Sieger's lifetime to any person other than members of Sieger's Immediate Family (as defined below), a partnership whose members are Sieger's and/or members of Sieger's Immediate Family, or a trust for the benefit of Sieger and/or members of Sieger's Immediate Family, unless such transfer occurs within the 30 days immediately following either (i) the expiration of 30 days following written notice by Sieger to the Company identifying the prospective transferee and offering the Company the first opportunity to purchase such stock at its Fair Market Value (as defined below) in cash; or (ii) the Company's election to not purchase such shares of Common Stock after receipt of such notice; and (b) upon Sieger's death, the Company will have the right to purchase all or some of such stock at its Fair Market Value within nine months after the date of death. This right of first purchase will continue to apply to any such shares of Common Stock after the transfer during Sieger's lifetime of such shares of Common Stock to a member of Sieger's Immediate Family or to a family partnership or trust as aforesaid, and after any transfer of such shares of Common Stock with respect to which the Company expressly waived its right of first purchase without also waiving it as to any subsequent transfers thereof, but it will not apply after a transfer of such shares of Common Stock with respect to which the Company was offered but did not exercise or waive its right of first purchase or more than nine months after Sieger's death. The Company may assign all or any portion of its right of first purchase to any one or more of its stockholders, or to a pension or retirement plan or trust for employees of the Company, who may then exercise the right so assigned. The Company's right of first purchase shall terminate upon the IPO Closing.

     9.2 Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms will have the following definitions:

         9.2.1 Fair Market Value. The "Fair Market Value" of Common Stock will mean the price at which one could reasonably expect such stock to be sold in an arm's length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the issuer of such stock. Such Fair Market Value will be that which has currently or most recently been determined for this purpose by the Board of Directors of the Company, or at the sole discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to recent transactions involving shares of such stock, if any, the issuer's net worth, prospective earning power and dividend-paying capacity, the goodwill of the issuer's business, the issuer's industry position and its management, that industry's economic outlook, the values of securities of issuers whose stock is publicly traded and which are engaged in similar businesses, the effect of transfer restrictions to which such stock may be subject under law and under the applicable terms of any contract governing such stock, the absence of a public market for such stock and such other matters as the Board or its appraiser or appraisers deem pertinent. The determination by the Board or its appraiser or appraisers of the Fair Market Value will be conclusive and binding notwithstanding the possibility that other persons might make a different determination. If the Fair Market Value to be used was thus fixed more than sixteen months prior to the day as of which Fair Market Value is being determined, it will in any event be no less than the book value of the stock being valued at the end of the most recent period for which financial statements of the Company are available.

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         9.2.2 Immediate Family. An individual's "Immediate Family" includes only his or her spouse, parents or other ancestors, and children and other direct descendants of that individual or of his or her spouse (including such ancestors and descendants by adoption).

10   Miscellaneous.

     10.1 Confidentiality. Sieger hereby acknowledges and agrees that this Agreement is confidential, and that its terms and contents shall not be disclosed to any person other than through a press release of the Company.

     10.2 Payment of Expenses. Except as expressly otherwise provided, each of the Parties hereto shall pay all expenses and disbursements incurred by its officers, employees, attorneys, accountants, financial advisers and other agents and representatives in connection with this Agreement and the performance of its obligations hereunder.

     10.3 Notices. Any notices required or permitted to be given to, or served upon, either Party hereto pursuant to this Agreement shall be sufficiently given or served if sent to such Party by registered or certified mail, addressed to it at its address, as set forth below, or to such other address as it shall designate by written notice to the other parties addressed as follows:

              VCS Technologies, Inc.
              456 Glenbrook Road
              Stamford, CT 06906
              Att: William Wheaton III, President and CEO

              Chaim Sieger
              27-37 27th Street
              Astoria, New York 11102

     10.4 Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

     10.5 Entire Agreement. This agreement constitutes the entire agreement between the Parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the Parties hereto with respect to the subject matter hereof.

     10.6 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or agreement is sought. Either Party hereto may, by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement to be performed or complied with by such other Party hereto. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     10.7 Assignment. This Agreement is personal in nature and neither of the Parties shall, without the written consent of the other, assign or transfer his or its rights or obligations hereunder to another person or entity, except as herein expressly provided or permitted and except that the Company may transfer all or any portion of its rights or obligations hereunder to any of its affiliates without such prior written consent. Subject to the foregoing provisions of this Section 10.7, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

     10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York and all disputes arising hereunder shall be adjudicated solely before the courts of New York to whose jurisdiction the Parties hereto consent.

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     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement and caused the same to be delivered on their behalf as of the date first above written.

Chaim Sieger                         VCS Technologies, Inc.

/s/ Chaim Sieger                     By: /s/ William Wheaton
----------------                         -------------------
Chaim Sieger                             William Wheaton, President and CEO

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